Exhibit 99.1

FOR IMMEDIATE RELEASE
Media Contact:	Investor Contact:
Judith Pryor	Deirdre Skolfield, CFA
WorldSpace, Inc.	WorldSpace, Inc.
301-960-1242	301-960-1295
jpryor@worldspace.com	dskolfield@worldspace.com

WORLDSPACE® ANNOUNCES THIRD QUARTER 2006 RESULTS

Subscriber Base Increased 136% Over Third Quarter 2005 to 176,831. Subscription Revenues

Increased 89% Over Same Period to $1.8 Million. Hiring of UBS Investment Bank to Evaluate

Strategic Partnership Alternatives Announced

Silver Spring, Md., November 9, 2006 – WORLDSPACE® Satellite Radio (NASDAQ: WRSP), one of the world leaders in satellite-based digital radio services, today announced results for the third quarter of 2006 ended September 30, 2006. The Company added 16,866 net subscribers during the third quarter of 2006, ending the quarter with 176,831 subscribers, 136% higher than third quarter 2005. In India, the Company added 18,568 net subscribers during the third quarter of 2006, ending the quarter with 138,065 subscribers, 287% higher than third quarter 2005.

During the third quarter, WorldSpace announced a series of content and business highlights. The Company signed an exclusive broadcast license agreement with ESPN STAR Sports to provide its subscribers with live audio coverage of over 200 days of cricket, including a minimum of 77 days featuring the Indian national team. Starting in mid-November 2006 and running through February 2008, ball-by-ball, real-time coverage, highlights, commentary and related programming will air on “PLAY,” the WorldSpace-branded all-sports channel for South Asia and the Middle East.

The Company expanded its branded line-up of specialty programming with the launch of “Falak,” India’s first exclusive 24-hour Urdu channel. This brings to 31 the number of self-produced channels on the WorldSpace Satellite Radio Network and reinforces the Company’s commitment to delivering a truly unique, personal listening experience. The Company also signed an agreement with CNBC Arabiya, adding an outstanding Arabic-language channel to its lineup for subscribers in the Middle East and Africa.

WorldSpace Chairman and CEO Noah Samara stated, “We remain confident in the medium to long term value proposition of global satellite radio. WorldSpace continues to be well positioned with a number of assets and real market opportunities to capitalize on our existing infrastructure. Over the third quarter, we focused on fixing the issues that we identified in India – in marketing, sales and distribution, and customer care – and on building our technology and regulatory infrastructure.

“We are concentrating on improving our operating performance in India, including the management of churn,” Samara continued. “While we believe we are making progress in these areas and should begin seeing real results over the next couple of quarters, we are also determined to bring partners on board who we expect will make contributions to in-market execution and funding requirements. Indeed, we are actively responding to expressions of interest from a set of outstanding potential partners. Also, we are close to finalizing a plan that we expect will extend our financial resources through effective cost management.”

In addition to these operational initiatives, the Company has engaged UBS Investment Bank to assist the Board and management in evaluating strategic partnership alternatives.

Mr. Samara commented, “We are also pleased to have the opportunity to examine thoughtfully strategic opportunities with a strategic or financial partner that may enhance shareholder value and further the execution of our business plan.”

Subscribers Grow in Key Markets

Gross subscriber adds of 37,685 in India were up 7% over the second quarter 2006, and net additions in India of 18,568 were up 139% over the second quarter of 2006 due to reduced churn.

The Company continued to experience high churn rates in the third quarter in India due to the impact of the three-month packages coming up for renewal during the quarter, though in reduced numbers compared with the second quarter. As of the end of the third quarter, about 64% of subscribers that came up for renewal during the year had renewed their subscriptions to a six-month or higher package on a pre-paid basis. The phasing out of three-month package sales is being completed right now and we expect that to bring churn numbers down as we add and renew subscribers into longer term prepaid plans.

Revenues Increase

For the third quarter of 2006, WorldSpace reported revenues of approximately $3.3 million, representing a 42% increase compared with revenues of approximately $2.4 million for the third quarter of 2005. Subscription revenue grew 89% to $1.8 million for the third quarter of 2006 compared with subscription revenue of approximately $1.0 million for the third quarter of 2005. On a sequential basis, subscription revenues were 6% lower than the $1.9 million in the second quarter of 2006, and overall revenues in the third quarter of 2006 were 11% lower than the $3.8 million in the previous quarter. Second quarter of 2006 revenue numbers were augmented by approximately $0.2 million in “Other” revenue from a settlement with a broadcaster capacity lease, and approximately an additional $0.2 million of subscription revenue earned by the Kenya Institute of Education program.

Net Loss and EBITDA Loss Narrow Sequentially

WorldSpace recorded a net loss for the third quarter of 2006 of $28.9 million, or $0.77 per share, compared with a net loss of $15.4 million, or $0.48 per share for the third quarter of 2005. Sequentially, the net loss improved 21% from the second quarter 2006 results of $36.7 million, or $0.98 per share due to an increased income tax benefit. WorldSpace had an EBITDA (earnings before interest income, interest expense, income taxes, depreciation and amortization) loss of $27.1 million for the third quarter of 2006, compared with an EBITDA loss of $29.1 million for the third quarter of 2005, and an EBITDA loss of $30.8 million in the second quarter of 2006.

SAC Decreases and CPGA Increases Sequentially

Subscriber Acquisition Costs (SAC) fell to $37 in the third quarter 2006, on a blended basis and $38 in India. Cost Per Gross Addition (CPGA) increased in the quarter to $137 on a blended basis, from the $131 CPGA in the second quarter 2006, primarily due to the spending of $3.3 million in the third quarter on the A. R. Rahman campaign in India. In India, the CPGA increased to $126 for the third quarter from $122 in the second quarter of 2006. WorldSpace’s CPGA is the fully-loaded cost to acquire each new subscriber, including SAC, as well as advertising and marketing expenses. SAC represents subsidy on equipment sales.

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
SAC (2)	37	27	40	11
SAC(India)	38	38	41	23
SAC(Rest of World)	5	5	0	0
CPGA (3)	137	407	134	200
CPGA(India)	126	508	126	310
CPGA(Rest of World)	271	202	240	78

Conference Call

WorldSpace plans to hold a conference call to discuss these results on Thursday, November 9, 2006, at 4:30 pm. The call will also be available as a webcast, which can be accessed via the Company’s website, www.worldspace.com, by following the links to investor relations and webcasts. To participate in the call, please dial 1-800-599-9816, using passcode 74672447; internationally, the call may be accessed by dialing 1-617-847-8705 using the same passcode. The call will be available as an archived webcast beginning approximately one hour after completion in the investor relations section of the Company’s website.

Non GAAP Reconciliation

Earnings before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” EBITDA is not a measure of financial performance under generally accepted accounting principles. The Company believes EBITDA is often a useful measure of a Company’s operating performance and is a significant basis used by the Company’s management to measure the operating performance of the Company’s business because EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our debt financings, as well as our provision for income tax expense. Accordingly, the Company believes that EBITDA provides helpful information about the operating performance of its business, apart from the expenses associated with its physical assets or capital structure. EBITDA is frequently used as one of the bases for comparing businesses in the Company’s industry, although the Company’s measure of EBITDA may not be identical to similarly titled measures of other companies. EBITDA does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net loss to EBITDA has been provided in this release.

About WORLDSPACE® Satellite Radio

Based in the Washington, DC metropolitan area, WorldSpace, Inc. (Nasdaq: WRSP) is the world’s only global media and entertainment company positioned to offer a satellite radio experience to consumers in more than 130 countries with five billion people, driving 300 million cars. WORLDSPACE delivers the latest tunes, trends and information from around the world and around the corner. WORLDSPACE subscribers benefit from a unique combination of local programming, original WORLDSPACE content and content from leading brands around the globe including the BBC, CNN, Virgin Radio UK, NDTV and RFI.

WORLDSPACE’s satellites cover two-thirds of the earth’s population with six beams. Each beam is capable of delivering up to 80 channels of high quality digital audio and multimedia programming directly to WORLDSPACE Satellite Radios anytime and virtually anywhere in its coverage areas. WORLDSPACE is a pioneer of satellite-based digital radio services (DARS) and was instrumental in the development of the technology infrastructure used today by XM Satellite Radio. For more information, visit http://www.WORLDSPACE.com.

Forward-looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Such forward-looking statements may be affected by inaccurate assumptions or by known or unknown risks or uncertainties. Actual results may vary materially from those expressed or implied by the statements herein. For factors that could cause actual results to vary, perhaps materially, from these forward-looking statements, please refer to the Company’s Form 10-K, filed with the Securities and Exchange Commission, and other subsequent filings. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

# # #

FINANCIAL TABLES FOLLOW

RESULTS OF OPERATION:

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
	(in thousands, except share data)
Revenue
Subscription revenue	$1,810	$959	$5,340	$2,554
Equipment revenue	659	670	2,433	1,646
Other revenue	874	724	2,810	3,035

Total Revenue	3,343	2,353	10,583	7,235
Operating Expenses
Cost of Services (excludes depreciation, shown separately below)
Satellite and transmission, programming and other	7,300	5,028	21,062	11,898
Cost of equipment	2,674	998	8,144	2,022
Research and development	265	182	756	228
Selling and marketing	5,153	4,426	16,680	6,477
General and administrative	12,566	12,963	40,588	32,467
Stock-based compensation (1)	2,199	9,258	9,386	10,246
Depreciation and amortization	14,602	14,732	44,056	44,136

Total Operating Expenses	44,759	47,587	140,672	107,474

Loss from Operations	(41,416)	(45,234)	(130,089)	(100,239)
Other Income (Expense)
Gain on extinguishment of debt	—	—	—	14,130
Interest income	2,714	2,044	8,754	3,647
Interest expense	(2,371)	(2,336)	(6,996)	(7,498)
Other	(327)	1,389	(3,141)	2,312

Total Other Income (Expense)	16	1,097	(1,383)	12,591

Loss Before Income Taxes	(41,400)	(44,137)	(131,472)	(87,648)
Income Tax Benefit	12,468	28,719	36,686	40,961

Net Loss	$(28,932)	$(15,418)	$(94,786)	$(46,687)

	Three months ended September 30,		Nine Months ended September 30,
	2006	2005	2006	2005
PER SHARE DATA – Basic and Diluted:
Net Loss per share	$(0.77)	$(0.48)	$(2.54)	$(1.78)

Weighted Average Number of Shares Outstanding	37,584,541	32,024,046	37,253,549	26,159,693

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Net Subscriber Additions	16,866	11,141	61,525	40,801
India	18,568	7,737	63,491	27,335
Rest of World (ROW)	(1,702)	3,404	(1,966)	13,466
Total EOP Subs	176,831	75,071	176,831	75,071
India	138,065	35,670	138,065	35,670
ROW	38,766	39,401	38,766	39,401
ARPU (1)	3.58	4.43	3.86	4.83
ARPU (India)	2.93	2.73	2.97	2.56
ARPU (ROW)	5.74	5.86	6.27	6.49
SAC (2)	37	27	40	11
SAC(India)	38	38	41	23
SAC(ROW)	5	5	0	0
CPGA (3)	137	407	134	200
CPGA(India)	126	508	126	310
CPGA(ROW)	271	202	240	78
EBITDA (4)	$(27,141)	$(29,113)	$(89,174)	$(39,661)

SELECTED BALANCE SHEET DATA:
	September 30, 2006	December 31, 2005
	(Unaudited, in thousands)
Cash and cash equivalents	$33,666	$36,925
Restricted cash and marketable- securities	162,851	243,636
Satellites and related systems, net	358,913	397,463
Total assets	604,279	724,487
Total debt (including current portion)	155,295	155,000
Contingent royalty obligation	1,814,175	1,814,175
Minority Interest	420	—
Total liabilities	2,178,850	2,216,940
Total shareholders’ deficit	(1,574,991)	(1,492,453)

EBITDA Reconciliation (4)

	Three months ended September 30,
	2006	2005
Reconciliation of Net Loss to EBITDA:
Net Loss as reported	$(28,932)	$(15,418)
Addback non-EBITDA items included in net loss:
Interest income	(2,714)	(2,044)
Interest expense	2,371	2,336
Depreciation & amortization	14,602	14,732
Income taxes benefit	(12,468)	(28,719)

EBITDA	$(27,141)	$(29,113)

	Nine months ended September 30,
	2006	2005
Reconciliation of Net Loss to EBITDA:
Net Loss as reported	$(94,786)	$(46,687)
Addback non-EBITDA items included in net loss:
Interest income	(8,754)	(3,647)
Interest expense	6,996	7,498
Depreciation & amortization	44,056	44,136
Income taxes benefit	$(36,686)	(40,961)

EBITDA	$(89,174)	$(39,661)

Notes:

(1)	Average Revenue per User (ARPU) is derived from the total of monthly earned subscription revenue (net of promotion and rebates) divided by the monthly average number of subscribers for the period reported. ARPU is a measure of operational performance and not a measure of financial performance under generally accepted accounting principles.
(2)	Subscriber Acquisition Cost (SAC) includes the negative margins from equipment sales to end customers, but does not include ongoing loyalty payments to retailers and distribution partners, and payments under revenue sharing arrangements to content providers.
(3)	Cost per Gross Addition (CPGA) includes amounts in SAC described above, as well as advertising, media and other discretionary marketing expenses, but does not include headcount related to sales and marketing staff.
(4)	“EBITDA” refers to net loss before interest income, interest expense, income taxes, depreciation and amortization. EBITDA is not a measure of financial performance under generally accepted accounting principles. EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by Worldspace’s management to measure the operating performance of the business. Because we have funded and completed the build-out of our system through the raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes this information, provides helpful information about the operating performance of our business, apart from the expenses associated with our physical plant or capital structure. EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of EBITDA may not be comparable to similarly titled measures of other companies. EBITDA does not purport to represent operating loss or cash flow from operating activities, as those terms are defined under generally accepted accounting principles and should not be considered as an alternative to those measurements as an indicator of our performance.